<u>EXHIBIT 10.5</u>

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY DEBENTURE OR ANY SECURITIES ISSUED IN EXCHANGE OR AS REPAYMENT FOR THIS DEBENTURE.

THE INDEBTEDNESS EVIDENCED BY THIS DEBENTURE IS SUBORDINATED AS SET FORTH HEREIN.

ADCARE HEALTH SYSTEMS, INC.
Secured Promissory Debenture

$_____ [____________], 2005

FOR VALUE RECEIVED, Adcare Health Systems, Inc., an Ohio corporation (the "Company") with its principal executive office at 5057 Troy Road, Springfield, Ohio 45502, promises to pay to the order of __________________, at ________________ (the "Payee" or the "Holder") or registered assigns on the earlier of [_________]____, 2006 or the date of a closing of a firm underwriting initial public offering of securities pursuant to a registration statement filed by the Company under the Act ("IPO") of the Company's common stock (the "Common Stock") (the "Maturity Date") the principal amount of ________________ Dollars ($______) (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Debenture shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof. Interest shall accrue at the rate of 8% per annum from the date hereof until the Maturity Date. Accrued interest will be due and payable quarterly commencing September 30, 2005.

Upon written request and until such time as this Debenture is repaid (including any accrued interest), the Debenture holder (at its sole discretion) will have the right to convert (from time to time, in whole or in part) this Debenture into Common Stock of the Company at the Conversion Price described below. The conversion price for the Debentures (the "Conversion Price") will be the lesser of: (i) $2.00 per share of Common Stock, subject to anti-dilution adjustment, or (ii) 80% of the IPO Price or, if no IPO has occurred as of the Maturity Date, the price at which the Company has, since the date hereof, sold any shares of Common Stock, granted options to purchase any shares of Common Stock, granted warrants to purchase Common Stock, issued securities convertible into shares of Common Stock, or enters into any agreements to do any of the same; provided that, for the purpose of the IPO, if units of securities are issued the price shall be determined by the Common Stock equivalent of the securities included in the unit.

In the event the Company has a dissolution event, incurs a change in Control (as defined in Rule 405 of the Act), completes a financing of at least $3,000,000 (excluding the proposed

IPO), or completes a merger or sale of all or substantially all of the assets of the Company, then the Debenture holders shall have the option to demand payment of the principal and any accrued interest on this Debenture and such payment shall be made within 20 days of such event, or the Debenture holder may convert this Debenture as per the terms of this Debenture provided for herein

Any payment by the Company pursuant to this Debenture shall be made without set-off or counterclaim and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Debenture and (ii) agrees, in the event of an Event of Default, to pay to the holder of this Debenture, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Debenture.

In consideration for the loan represented by this Debenture, the Company shall issue to the Payee, simultaneously herewith, a warrant to purchase [_____] shares of the Company's Common Stock, which upon proper exercise of the warrant shall be duly authorized, validly issued, fully paid and non-assessable.

1. [Reserved.]

2. Secured Loan. The obligations of the Company hereunder and under similar Debentures aggregating the principal amount of up to $1,242,000, with an option to issue an additional $270,000 in Debentures are secured by a General Security Agreement dated as of June 30, 2005 (the "Security Agreement"). This Debenture is part of a Unit issue (the "Offering") conducted by the Company pursuant to the Private Placement Memorandum dated June 30, 2005 (including all appendices thereto, the "Offering Documents").

3. Computation of Interest.

A. Base Interest Rate. Subject to subsections 3B and 3C below, the outstanding Principal Amount shall bear interest at the rate set forth above.

B. Penalty Interest. In the event the Debenture is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be increased to eighteen percent (18%) per annum from and after the Maturity Date provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 3C below.

C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Debenture ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Debenture to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the

Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Debenture exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

4. Covenants of Company

A. Affirmative Covenants. The Company (for this purpose to include all subsidiaries of the Company) covenants and agrees that, so long as this Debenture shall be outstanding, it will perform the obligations set forth in this Section 4A:

(i) Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

(ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

(iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv) Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

(vi) Financial Statements. The Company will provide the Placement Agent with unaudited quarterly financial statements within 45 days after the end of each fiscal quarter commencing June 30, 2005;

(vii) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

(a) the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

(b) the delivery of any notice effecting the acceleration of any indebtedness in excess of $50,000; and

(viii) The Company will take all reasonable steps, from and after the date hereof, to actively pursue effectiveness and closing of the IPO, including obtaining all necessary audited financial statements, preparing and filing a registration statement with the Securities and Exchange Commission and processing the same to effectiveness, and compliance with Federal and State law; provided that the Company can provide no assurance that it will be able to close an IPO prior to the Maturity Date, if at all.

B. Negative Covenants. The Company (for this purpose to include all subsidiaries of the Company) covenants and agrees that, so long as this Debenture shall be outstanding, it will perform the obligations set forth in this Section 4B:

(i) Liquidation, Dissolution, etc. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof);

(ii) Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of any of its properties or assets to any person or entity, provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

(a) capital goods which are obsolete or have no remaining useful life; or

(b) finished goods inventories;

(iii) Redemptions. The Company will not redeem or repurchase any outstanding equity securities of the Company;

(iv) Indebtedness. The Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money

except that outstanding on the date hereof and indebtedness which have the prior approval of the Holder;

(v) Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except for those Liens in existence on the date hereof which are specifically set forth on Schedule 4B(v) hereof.

(vi) Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (vi) shall preclude the Company from organizing wholly owned subsidiaries.

(vi) Transactions with Affiliates. Except as set forth in the Offering Documents, the Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated directly or indirectly with the Company (including officers, directors and shareholders owning 5% or more of the Company's outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company and, where the transaction is valued at in excess of $50,000, with the prior consent of the Holder, not to be unreasonably withheld or delayed.

(vii) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

(viii) No Merger, etc. The Company will not engage in a merger, consolidation, share exchange, acquisition, reorganization, declaration of bankruptcy, change in voting control, sale of voting control, or sale of substantially all of its assets or business in which its current shareholders do not own at least 51% of the outstanding shares of the surviving corporation or entity.

5. Events of Default

A. The term "Event of Default" shall mean any of the events set forth in this Section 5A (the term "Company" for this purpose shall include all subsidiaries of the Company):

(i) Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest of this Debenture as and when the same shall become due and payable, whether by acceleration or otherwise for ten (10) days.

(ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 4A, which default shall continue uncured for thirty (30) days after notice thereof.

(iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 4B, which default shall continue uncured for thirty (30) days after notice thereof.

(iv) Bankruptcy, Insolvency, etc. The Company shall:

(a) admit in writing its inability to pay its debts as they become due, excluding such debts in existence on the date of the closing of the Offering;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

(v) Cross-Default. The Company shall default in the payment when due of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000.

B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (d) of Section 5A shall occur, the outstanding principal amount of this Debenture and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section 5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, for 30 days after notice, the Holder may, upon notice to the Company, declare all or any portion of the outstanding principal amount of the Debenture, together with interest accrued thereon, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

6. Subordination.

A. Subject to the prior payment in full of all Senior Indebtedness, the holders of the Debentures shall, to the extent of any payment or distribution to the holders of the Debentures which would, except for the provisions hereof, have been made to the holders of the Debentures, be subrogates to the rights of the holders of Senior Indebtedness until the Senior Indebtedness shall be paid in full. It is understood that this provision is intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained herein is intended to or shall (1) impair, as among the Company, its creditors (other than the holders of Senior Indebtedness), and the holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay the holders of the Debentures the principal of, and interest on, the Debentures as and when the same shall become due and payable in accordance with their terms and without giving effect to the subordination provisions hereof; or (2) affect the relative rights of the holders of the Debentures and creditors of the Company (other than the holders of Senior Indebtedness); nor shall anything herein prevent the holders of the Debentures from exercising any and all remedies upon any default under the Debentures, subject to the rights, if any, under the provisions hereof and the holders of Senior Indebtedness.

B. "Senior Indebtedness" is defined as the secured debt to WesBanco Bank, Inc. in the principal amount of $1,697,000 and any interest payable thereon.

7. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Debenture binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B. Governing Law. This Debenture shall be governed by the laws of the State of Ohio as applied to contracts entered into and to be performed entirely within the State of Ohio. Any action arising out of this Debenture shall be brought exclusively in a court of competent jurisdiction in Franklin County, Ohio, and the parties hereby irrevocably waive any objections they may have to venue in Franklin County, Ohio.

C. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS DEBENTURE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS DEBENTURE.

D. Notice. All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally, by a reputable overnight messenger, or by receipted facsimile transmission, if to the Company at 937-964-8961 and if to the Payee at [____________________].

E. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

F. Most Favored. If, subsequent to the date hereof, the Company completes a financing involving Debentures similar hereto on any terms more favorable to the holders thereof then the holders hereof, this Debenture, without any action on the part of any person, shall be deemed to include such more favorable terms.

IN WITNESS WHEREOF, this Debenture has been executed and delivered on the date specified above by the duly authorized representative of the Company.

ADCARE HEALTH SYSTEMS, INC.

By:______________________________
David Tenwick, Chairman

ACKNOWLEDGEMENT

State of Ohio)
ss.:
County of _____)

On the _____ day of _________, in the year 2005, before me, the undersigned, a Notary Public in and for said state, personally appeared David Tenwick, Chairman, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

____
Notary Public

Schedule 4B(v)